Exhibit 99.1

NEWS RELEASE

Contact:   Suzy W. Taylor
866-652-1810

FirstCity Financial Reports Fourth Quarter 2006 and First Quarter 2007 Results

Waco, Texas   July 24, 2007……….

Highlights:

Fourth Quarter 2006 Results and

•      FirstCity reports 4th quarter 2006 earnings of $1,550,234 or $.13 per diluted share. Total year 2006 earnings were $9.8 million or $.83 per diluted share.

•      FirstCity invested $70.2 million in portfolio assets for the 4th quarter 2006.

•      FirstCity reports continued earning asset growth of $77.0 million for the 4th quarter 2006.

First Quarter 2007 Results

•      FirstCity reports 1st quarter 2007 losses of $914,699 or $.08 per diluted share.

•      FirstCity recorded $1.2 million in expenses related to independent investigation during the quarter.

•      FirstCity invested $69.5 million in portfolio acquisitions for the 1st quarter 2007, including $36.8 million in SBA loans.

•      FirstCity reports continued earning asset growth of $48.4 million for the 1st quarter 2007, increasing total earning assets to $298.8 million.

•      FirstCity purchases 50% stake in Chilean business platform

Components of the quarterly results are detailed below (dollars in thousands except per share data):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Portfolio Asset Acquisition and Resolution	$3,009	$3,517	$15,104	$13,780
Corporate overhead	(1,459)	(1,500)	(5,227)	(5,702)
Earnings from continuing operations	1,550	2,017	9,877	8,078
Earnings (loss) from discontinued operations, net of taxes	—	(69)	(75)	153
Net earnings to common stockholders	$1,550	$1,948	$9,802	$8,231
Diluted earnings per common share	$0.13	$0.16	$0.83	$0.69

(more)

	Three Months Ended
	March 31,
	2007	2006
	(unaudited)
Portfolio Asset Acquisition and Resolution	$1,870	$3,328
Corporate overhead *	(2,785)	(1,231)
Earnings (loss) from continuing operations	(915)	2,097
Loss from discontinued operations, net of taxes	—	(75)
Net earnings (loss) to common stockholders	$(915)	$2,022
Diluted earnings (loss) per common share	$(0.08)	$0.17

* Corporate overhead includes $1.2 million related to the internal investigation during the first quarter. The total expenditures related to the investigation through July 6 were approximately $2.0 million.

Portfolio Asset Acquisition and Resolution

FirstCity purchased $137.9 million in portfolio assets during the fourth quarter of 2006 and invested equity in these portfolios of $70.2 million.  These purchases consisted of ten portfolios – seven in the United States, two in Europe and one in Latin America.

FirstCity purchased $78.8 million in portfolio assets during the first quarter of 2007 (including $36.8 million in SBA loans) and invested equity in these portfolios of $69.5 million.  These purchases consisted of eight portfolios — six in the United States, one in Europe and one in Latin America.

Portfolio purchases are detailed below (in millions):

	Portfolio Purchases
						FirstCity
			Latin		FirstCity	Investment
	Domestic	Europe	America	Total	Investment	in Other	Total
2007
1st Quarter	$71.6	$3.8	$3.4	$78.8	$69.5	$7.8	$77.3
YTD 2007	$71.6	$3.8	$3.4	$78.8	$69.5	$7.8	$77.3
2006
4th Quarter	$34.6	$101.2	$2.1	137.9	$70.2	$16.8	$87.0
3rd Quarter	35.4	—	56.1	91.5	31.5	3.7	35.2
2nd Quarter	24.2	1.0	—	25.2	19.0	7.0	26.0
1st Quarter	42.4	—	—	42.4	23.3	0.7	24.0
Total Year 2006	$136.6	$102.2	$58.2	$297.0	$144.0	$28.2	$172.2
2005
4th Quarter	$32.9	$37.2	$12.6	$82.7	$35.0	$1.2	$36.2
3rd Quarter	32.3	—	0.6	32.9	18.1	—	18.1
2nd Quarter	16.1	—	—	16.1	16.1	—	16.1
1st Quarter	12.1	—	2.8	14.9	2.2	2.0	4.2
Total Year 2005	$93.4	$37.2	$16.0	$146.6	$71.4	$3.2	$74.6
Total Year 2004	$91.2	$9.8	$73.1	$174.1	$59.8	$—	$59.8
Total Year 2003	$92.6	$31.2	$5.4	$129.2	$22.9	$3.4	$26.3

For the fourth quarter 2006, operating contribution from the Portfolio Asset Acquisition and Resolution business was $3.0 million. The earnings were comprised of $7.5 million in revenues, $3.7 million in equity in earnings of investments and $8.2 million of expenses, including provisions net of recoveries for loan losses of $170,000. The business generated 51% of the revenues from domestic investments, 29% from investments in Latin America, 19% from investments in Europe and 1% from investments in Canada (including equity in earnings of investments).The major components of revenue for the quarter include equity in earnings of investments of $3.7 million, servicing fees of $2.7 million, and income from Portfolio Assets of $3.4 million.

For the first quarter 2007, operating contribution from the Portfolio Asset Acquisition business was $1.9 million. The earnings were comprised of $9.9 million in revenues, $1.8 million in equity in earnings of investments and $9.8 million of expenses. The business generated 61% of the revenues from domestic investments, 23% from investments in Latin America, 15% from investments in Europe and 1% from investments in Canada (including equity in earnings of investments).The major components of revenue for the quarter include equity in earnings of investments of $1.8 million, servicing fees of $ 2.6 million, and income from Portfolio Assets of $5.0 million.

The first quarter earnings were also negatively impacted by provisions net of recoveries for loan losses of $1.9 million, of which $326,000 was on wholly-owned domestic portfolios.  The remaining $1.6 million was on acquisition partnerships ($.7 million domestic, $.2 million Europe, and $.7 million Latin America).  The Company experiences fluctuations in estimated cash flows from time to time and does not believe that these provisions are indicative of any negative trend.

The following tables detail the impact of net foreign currency gains (losses) on corporate earnings:

	Three Months Ended		Year Ended
Illustration of the Effects of Currency	December 31,		December 31,
Fluctuations (dollars in thousands)	2006	2005	2006	2005
	(unaudited)		(unaudited)
Net earnings to Common Stockholders as reported	$1,550	$1,948	$9,802	$8,231
Euro gains	287	103	1,068	793
Mexican Peso gains (losses)	(274)	690	(585)	1,470
Argentine Peso gains (losses)	29	—	(30)	—
Canadian Dollar losses	(106)	—	(112)	—

Euro exchange rate at valuation date	0.76	0.84
Mexican Peso exchange rate at valuation date	10.88	10.78
Argentine Peso exchange rate at valuation date	3.07	n/a
Canadian Dollar exchange rate at valuation date	1.17	n/a

	Three Months Ended
Illustration of the Effects of Currency	March 31,
Fluctuations (dollars in thousands)	2007	2006
	(unaudited)
Net earnings to Common Stockholders as reported	$(915)	$2,022
Euro gains (losses)	(242)	334
Mexican Peso gains (losses)	(23)	174
Argentine Peso gains (losses)	(11)	9
Canadian Dollar gains	21	—

Euro exchange rate at valuation date	0.75	0.83
Mexican Peso exchange rate at valuation date	11.08	10.95
Argentine Peso exchange rate at valuation date	3.10	3.14
Canadian Dollar exchange rate at valuation date	1.16	n/a

Other Corporate Matters

Independent Investigation

On July 6, 2007, FirstCity announced that the independent investigation conducted by the Audit Committee of the Board of Directors had concluded.  Findings of the investigation were detailed in a news release and 8-K filing that day.  FirstCity Financial did not identify any material adjustment to its financial statements that is required in connection with the results of the independent investigation.  The costs associated with that investigation through July 6, 2007 were approximately $2.0 million, with $1.2 million reflected in the first quarter 2007 results and approximately $800,000 to be reflected in the second quarter 2007 results.

Separately, due to the investigation, the Company did not timely file its Annual Report on Form 10-K in March 2007, nor the 10Q for the first quarter of 2007.  The 10-K was filed today and the 10-Q will be filed as soon as practicable.  As previously announced in a press release issued on July 17, 2007, FirstCity received notice from a NASDAQ Listing Qualifications Panel that it had determined to grant the request of the Company for continued listing on The NASDAQ Stock Market, subject to certain conditions set forth in the press release.  The Company’s stock will continue to trade on the NASDAQ Global Select Market under the symbol “FCFC” during the exception period.

The independent investigation was conducted to review whether FirstCity and its subsidiaries received inadequate compensation, or other improprieties occurred, with respect to the sale of a loan portfolio to a third party, and FirstCity’s compliance with laws applicable to its foreign operations as a result of allegations against an officer of an affiliate of FirstCity regarding matters that occurred prior to the individual’s becoming an officer of that affiliate. The Audit Committee engaged an outside law firm to act as independent counsel and conduct the investigation.  Independent counsel worked with external forensic accountants to conduct its review.

The independent investigation found that the loan portfolio sale was initiated by other portfolio investors, who owned a majority investment in the portfolio, and that the portfolio appeared to have been sold for the best price available at the time.  The independent investigation found no evidence indicating that FirstCity or any officer, manager or full-time employee personally benefited from the transactions relating to the portfolio sale.  The independent investigation concluded that the sales price received by FirstCity and the other portfolio investors was reasonable based upon the information that was available at the time of the sale.

The independent investigation concluded that it was unable to complete its review of the issues relating to allegations against the officer of an affiliate of FirstCity due to its inability to access certain documentation outside FirstCity’s custody and control.  FirstCity has reviewed these issues, performed on-site procedures at the affiliate location and has determined that no adjustment to FirstCity’s financial statements is required in connection with this issue.

The independent investigation recommended improvements designed to provide additional assurances for accurate financial reporting, particularly with respect to FirstCity’s Latin American operations, and to improve FirstCity’s internal control structure. The independent investigation also recommended changes in FirstCity’s approach to foreign business relationships.  In addition, the independent investigation made a number of recommendations aimed at improving FirstCity’s compliance practices and procedures.  FirstCity has already begun taking steps to implement the foregoing recommendations.

SBA Lending

On December 15, 2006 American Business Lending, Inc., FirstCity’s SBA Lending subsidiary, entered into a credit agreement with Wells Fargo Foothill, Inc. for a working capital facility in the maximum aggregate principal amount of up to $25 million.  Interest is based on an interest rate of (a) LIBOR plus 2.625% or alternatively, the greater of (b) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate,” or (c) seven and one-half percent (7.50%) per annum.  The maturity date of this of this loan agreement is December 14, 2009.  On February 27, 2007, this credit facility was increased to $40 million in order to facilitate a $36.8 million acquisition of SBA loans.

Industrial Bank Initiative

FirstCity’s application for an industrial bank charter and deposit insurance continues in process at the State of Utah and the FDIC. On January 31, 2007 the Board of Directors of the FDIC voted to extend for one year an earlier imposed moratorium for approval of industrial loan company (“ILC”) charters owned by commercial companies.  The moratorium does not apply to ILCs owned by financial companies.  The FDIC however determined that FirstCity’s application for charter & deposit insurance was one by a commercial rather than financial company.  FirstCity has amended its application for it to be considered a financially owned concern and will continue to aggressively pursue approval of its application.

Liquidity

Notwithstanding the significant acquisitions made by FirstCity in the Fourth Quarter 2006 and First Quarter 2007, FirstCity believes that it has adequate liquidity for its obligations and continuing operations.  FirstCity is negotiating a $50 million increase in its loan facility with Bank of Scotland under FirstCity’s Revolving Credit Agreement dated as of November 12, 2004, from $175 million to $225 million, a $50 million increase in the acquisition facility provided to FH Partners L.P., a wholly-owned affiliate of FirstCity, under the Revolving Credit Agreement dated as of August 26, 2005, from $50 million to $100 million, and a new $25 million loan facility with BoS (USA), Inc., an affiliate of Bank of Scotland, which would be subordinated to the Revolving Credit Agreement provided to FirstCity by Bank of Scotland.  FirstCity believes that the increased funding being negotiated with the Bank of Scotland and BoS (USA), Inc. can be completed on a timely basis to meet FirstCity’s future liquidity requirements. There can be no assurance that FirstCity can obtain the additional financing from the Bank of Scotland or any other lender.

Chilean Acquisition

In February 2007, FirstCity completed the acquisition a 50% share in Servicios Integrales de Cobranza S.A. (“Servinco”) for a total purchase price of $4 million.  Servinco, founded in 1994, is the second largest non-bank related collection company in Chile and is a co-investor with FirstCity in previous portfolio acquisitions.  Servinco is widely respected in the business and financial community as an industry leader and is managed by its founders, Lorenzo Galmez and Jose Lagos, both of whom remain active in the business.

Conference Call

A conference call will be held on Tuesday, July 24, 2007 at 9 a.m. Central time to discuss fourth quarter 2006 and first quarter 2007 results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation Fourth Quarter 2006 and First Quarter 2007 Conference Call
Date:	July 24, 2007
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer

Web Access:	FirstCity’s web page-	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites-	www.streetevents.com and,
www.earnings.com

Dial In Access:	Domestic	866-314-9013
	International	617-213-8053

	Pass code -	28115124

Replay	Domestic	888-286-8010
	International	617-801-6888

	Pass code -	58392066

The replay will be available until Tuesday, August 7, 2007

Forward Looking Statements

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “estimate”, “believe”, “will be”, “will continue”, “will likely result”, and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.

These factors include, but are not limited to, the performance of the Company’s subsidiaries and affiliates, availability of portfolio assets, assumptions underlying portfolio asset performance, risks associated with start up of new businesses and entry into new foreign markets, risks associated with foreign operations, currency exchange rate fluctuations, interest rate risk, risks of declining value of loans, collateral or assets, the degree to which the Company is leveraged, the Company’s continued need for financing, availability of the Company’s credit facilities, ability to obtain additional financing from the Bank of Scotland or any other lender, the impact of certain covenants in loan agreements of the Company and its subsidiaries, the ability of the Company to utilize net operating loss carry forwards, general economic conditions, foreign social and economic conditions, changes (legislative and otherwise) in the asset securitization industry, fluctuation in residential and commercial real estate values, capital markets conditions, including  the markets for asset-backed securities, uncertainties of any litigation arising from discontinued operations, factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on July 24, 2007, as well as in the Company’s other filings with the SEC.

Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

The Company is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in France and Mexico. Its common stock is listed on the NASDAQ National Market System under the symbol “FCFC.”

FirstCity Financial Corporation

Supplemental Tables

Fourth Quarter 2006

FirstCity Financial Corporation

Summary of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Servicing fees	$2,724	$2,782	$12,906	$11,754
Income from Portfolio Assets	3,436	1,993	10,987	8,262
Interest income from affiliates	309	545	1,498	1,838
Interest income from loans receivable - other	559	—	576	—
Other income	574	1,160	2,420	2,239
Total revenues	7,602	6,480	28,387	24,093
Expenses:
Interest and fees on notes payable - other	2,856	1,344	8,289	3,963
Interest and fees on notes payable to affiliates	—	12	22	39
Salaries and benefits	3,721	3,787	14,831	15,200
Provision (recovery) for loan and impairment losses	170	(224)	271	212
Occupancy, data processing, communication and other	3,058	2,737	9,223	8,311
Total expenses	9,805	7,656	32,636	27,725
Equity in earnings of investments	3,712	3,139	11,756	12,013
Gain on sale of interest in equity investments	54	—	2,459	—
Earnings from continuing operations before income taxes and minority interest	1,563	1,963	9,966	8,381
Income taxes	(46)	71	(186)	(250)
Minority interest	33	(17)	97	(53)
Earnings from continuing operations	1,550	2,017	9,877	8,078
Discontinued operations
Loss from operations of discontinued components	—	(100)	(75)	(478)
Income taxes	—	31	—	631
Loss from discontinued operations	—	(69)	(75)	153
Net earnings	$1,550	$1,948	$9,802	$8,231

Basic earnings per common share are as follows:
Earnings from continuing operations	$0.14	$0.18	$0.89	$0.72
Discontinued operations	$—	$(0.01)	$(0.01)	$0.01
Net earnings per common share	$0.14	$0.17	$0.88	$0.73
Wtd. avg. common shares outstanding	10,787	11,306	11,125	11,285

Diluted earnings per common share are as follows:
Earnings from continuing operations	$0.13	$0.17	$0.84	$0.68
Discontinued operations	$—	$(0.01)	$(0.01)	$0.01
Net earnings per common share	$0.13	$0.16	$0.83	$0.69
Wtd. avg. common shares outstanding	11,415	12,009	11,759	12,012

Selected Unaudited Balance Sheet Data

	December 31,	December 31,
	2006	2005
Cash	$18,472	$12,901
Portfolio Assets, net	108,696	49,346
Loans receivable	28,746	19,606
Equity investments	112,357	83,785
Deferred tax asset, net	20,101	20,101
Service fees receivable and other assets	9,188	8,973
Discontinued mortgage assets held for sale	103	157
Total assets	$297,663	$194,869

Notes payable - other	$187,811	$89,653
Notes payable to affiliates	—	606
Minority interest and other liabilities	5,845	5,578
Liabilities from discontinued consumer operations	114	121
Total liabilities	193,770	95,958
Total equity	103,893	98,911
Total liabilities and equity	$297,663	$194,869

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Portfolio Asset Acquisition and Resolution:
Summary Operating Statement Data
Revenues	$7,470	$6,340	$27,522	$23,591
Equity in earnings of investments	3,712	3,139	11,756	12,013
Gain on sale of interest in equity investments	54	—	2,459	—
Expenses	(8,057)	(6,186)	(26,362)	(21,612)
Operating contribution before provision for loan and impairment losses	3,179	3,293	15,375	13,992
Provision for loan and impairment losses	170	(224)	271	212
Operating contribution, net of direct taxes	$3,009	$3,517	$15,104	$13,780

Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$34,653	$32,930	$136,596	$93,410
Latin America	2,132	12,611	58,236	15,999
Europe	101,132	37,172	102,158	37,172
Total	$137,917	$82,713	$296,990	$146,581

	Purchase	FirstCity’s
	Price	Investment
Historical Acquisitions - Annual:
2006	$296,990	$144,048
2005	146,581	71,405
2004	174,139	59,762
2003	129,192	22,944
2002	171,769	16,717

	December 31,	December 31,
	2006	2005
Portfolio acquisition and resolution assets by region:
Domestic	$158,147	$105,938
Latin America	28,883	19,764
Europe	61,062	27,699
Canada	2,272	—
Total	$250,364	$153,401

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues and equity in earnings of investments by region:
Domestic	$5,719	$5,290	$22,063	$20,707
Latin America	3,289	3,050	11,191	10,508
Europe	2,080	1,139	5,913	4,389
Canada	94	—	111	—
Total	$11,182	$9,479	$39,278	$35,604

Revenues and equity in earnings of investments by source:
Equity earnings	$3,712	$3,139	$11,756	$12,013
Servicing fees	2,724	2,782	12,906	11,754
Interest income from affiliates	309	545	1,498	1,838
Income from Portfolio Assets	3,436	1,993	10,987	8,262
Interest income from loans receivable - other	559	—	576	—
Other	442	1,020	1,555	1,737
Total	$11,182	$9,479	$39,278	$35,604

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Analysis of Equity Investments
FirstCity’s Average investment
Domestic	$38,697	$48,771	$45,479	$39,612
Latin America	19,148	1,957	10,897	1,654
Europe	30,801	13,492	22,774	12,575
Europe-Servicing subsidiaries	5,738	5,484	5,594	5,852
Latin America-Servicing subsidiaries	282	346	233	239
Total	$94,666	$70,050	$84,977	$59,932

FirstCity Share of Equity Earnings:
Domestic	$1,366	$2,033	$6,502	$8,041
Latin America	127	23	(189)	(227)
Europe	1,623	929	4,614	3,556
Europe-Servicing subsidiaries	317	106	750	353
Latin America-Servicing subsidiaries	279	48	79	290
Total	$3,712	$3,139	$11,756	$12,013

Selected other data:
Average investment in wholly owned portfolio assets and loans receivable:
Domestic	$95,629	$48,823	$66,381	$42,567
Latin America	8,962	16,629	12,479	18,068
Europe	3,500	953	2,475	652
Canada	2,286	—	703	—
Total	$110,377	$66,405	$82,038	$61,287

Income from wholly owned portfolio assets and loans receivable:
Domestic	$3,595	$2,062	$11,392	$8,506
Latin America	543	463	1,377	1,559
Europe	72	13	181	35
Canada	94	—	111	—
Total	$4,304	$2,538	$13,061	$10,100

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$600	$853	$3,398	$3,578
Average servicing fee %	3.1%	2.9%	3.0%	3.5%
Latin American partnerships:
Servicing fee revenue	$2,044	$1,881	$7,287	$7,817
Average servicing fee %	12.8%	12.0%	9.9%	12.1%
Incentive service fees	$80	$48	$2,221	$359
Total Service Fees:
Servicing fee revenue	$2,724	$2,782	$12,906	$11,754
Average servicing fee %	7.7%	6.2%	6.9%	7.1%

Collections:
Domestic	$19,241	$29,460	$114,248	$101,468
Latin America	16,003	15,642	73,781	64,566
Europe	12,184	15,191	52,348	56,654
Subtotal	47,428	60,293	240,377	222,688
Wholly-owned	17,146	9,512	48,116	29,247
Total	$64,574	$69,805	$288,493	$251,935

Servicing portfolio (face value)
Domestic	$552,925	$532,473
Latin America	1,694,649	1,389,698
Europe	1,062,886	866,502
Total	$3,310,460	$2,788,673

Number of personnel at period end:
Domestic	57	64
Latin America	119	120
Corporate	32	30
Total personnel	208	214

FirstCity Financial Corporation

Supplemental Tables

First Quarter 2007

FirstCity Financial Corporation

Summary of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Revenues:
Servicing fees	$2,605	$2,647
Income from Portfolio Assets	5,035	2,058
Gain on sale of SBA loans held for sale, net	281	—
Interest income from SBA loans	308	—
Interest income from affiliates	126	430
Interest income from loans receivable - other	907	—
Other income	779	580
Total revenues	10,041	5,715
Expenses:
Interest and fees on notes payable - other	4,251	1,698
Interest and fees on notes payable to affiliates	—	10
Salaries and benefits	3,999	3,738
Provision for loan and impairment losses	326	109
Occupancy, data processing, communication and other	4,157	1,564
Total expenses	12,733	7,119
Equity in earnings of investments	1,826	3,634
Earnings (loss) from continuing operations before income taxes and minority interest	(866)	2,230
Income taxes	(157)	(122)
Minority interest	108	(11)
Earnings (loss) from continuing operations	(915)	2,097
Discontinued operations
Loss from operations of discontinued components	—	(75)
Income taxes	—	—
Loss from discontinued operations	—	(75)
Net earnings (loss)	$(915)	$2,022

Basic earnings (loss) per common share are as follows:
Earnings (loss) from continuing operations	$(0.08)	$0.19
Discontinued operations	$—	$(0.01)
Net earnings (loss) per common share	$(0.08)	$0.18
Wtd. avg. common shares outstanding	10,788	11,307

Diluted earnings (loss) per common share are as follows:
Earnings (loss) from continuing operations	$(0.08)	$0.18
Discontinued operations	$—	$(0.01)
Net earnings (loss) per common share	$(0.08)	$0.17
Wtd. avg. common shares outstanding	11,431	11,958

Selected Unaudited Balance Sheet Data

	March 31,	December 31,
	2007	2006
Cash	$17,211	$18,472
Portfolio Assets, net	127,750	108,696
Loans receivable	60,854	28,746
Equity investments	107,991	112,357
Deferred tax asset, net	20,101	20,101
Service fees receivable and other assets	17,618	9,291
Total assets	$351,525	$297,663

Notes payable - other	$237,087	$187,811
Minority interest and other liabilities	11,474	5,959
Total liabilities	248,561	193,770
Total equity	102,964	103,893
Total liabilities and equity	$351,525	$297,663

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Portfolio Asset Acquisition and Resolution:
Summary Operating Statement Data
Revenues	$9,912	$5,546
Equity in earnings of investments	1,826	3,634
Expenses	(9,542)	(5,743)
Operating contribution before provision for loan and impairment losses	2,196	3,437
Provision for loan and impairment losses	326	109
Operating contribution, net of direct taxes	$1,870	$3,328

Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$71,568	$42,351
Latin America	3,401	—
Europe	3,802	—
Total	$78,771	$42,351

	Purchase	FirstCity’s
	Price	Investment
Historical Acquisitions - Annual:
2007	$78,771	$69,455
2006	296,990	144,048
2005	146,581	71,405
2004	174,139	59,762
2003	129,192	22,944

	March 31,	December 31,
	2007	2006
Portfolio acquisition and resolution assets by region:
Domestic	$210,441	$158,147
Latin America	31,368	28,883
Europe	54,638	61,062
Canada	2,357	2,272
Total	$298,804	$250,364

	Three Months Ended
	March 31,
	2007	2006
Revenues and equity in earnings of investments by region:
Domestic	$7,118	$5,354
Latin America	2,701	2,653
Europe	1,830	1,173
Canada	89	—
Total	$11,738	$9,180

Revenues and equity in earnings of investments by source:
Equity earnings	$1,826	$3,634
Servicing fees	2,605	2,647
Gain on sale of SBA loans held for sale, net	281	—
Interest income from SBA loans	308	—
Interest income from affiliates	126	430
Income from Portfolio Assets	5,035	2,058
Interest income from loans receivable - other	907	—
Other	650	411
Total	$11,738	$9,180

	Three Months Ended
	March 31,
	2007	2006
Analysis of Equity Investments
FirstCity’s Average investment
Domestic	$35,877	$55,682
Latin America	18,659	2,778
Europe	47,436	19,645
Europe-Servicing subsidiaries	6,125	5,622
Latin America-Servicing subsidiaries	1,474	260
Total	$109,571	$83,987

FirstCity Share of Equity Earnings:
Domestic	$251	$2,269
Latin America	(10)	444
Europe	1,540	978
Europe-Servicing subsidiaries	76	74
Latin America-Servicing subsidiaries	(31)	(131)
Total	$1,826	$3,634

Selected other data:
Average investment in wholly owned portfolio assets and loans receivable:
Domestic	$142,747	$50,263
Latin America	9,349	16,123
Europe	3,610	1,748
Canada	2,287	—
Total	$157,993	$68,134

Income from wholly owned portfolio assets and loans receivable:
Domestic	$5,967	$2,130
Latin America	527	331
Europe	74	27
Canada	89	—
Total	$6,657	$2,488

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$629	$759
Average servicing fee %	3.7%	3.3%
Latin American partnerships:
Servicing fee revenue	$1,958	$1,826
Average servicing fee %	16.1%	15.0%
Incentive service fees	$—	$62
Total Service Fees-Portfolio Assets:
Servicing fee revenue	$2,587	$2,647
Average servicing fee %	8.8%	7.5%
Service Fees-SBA loans:	$18	$—
Total Service Fees	$2,605	$2,647

Collections:
Domestic	$17,225	$23,269
Latin America	12,178	12,145
Europe	33,511	16,697
Subtotal	62,914	52,111
Wholly-owned	19,691	6,731
Total	$82,605	$58,842

Servicing portfolio (face value)
Domestic	$619,098	$568,029
Latin America	1,712,128	1,330,719
Europe	1,027,430	882,574
Total	$3,358,656	$2,781,322

Number of personnel at period end:
Domestic	58	64
Latin America	116	113
Corporate	32	30
Total personnel	206	207